UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 7, 2009
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-32360	72-0717400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1925 West Field Court, Suite 300
Lake Forest, IL 60045
(Address of principal executive offices, zip code)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 1.01 Entry into a Material Definitive Agreement.
     On January 7, 2009, Akorn, Inc. (“Akorn”) entered into a Credit Agreement (“Credit Agreement”) with its wholly-owned subsidiary Akorn (New Jersey), Inc. (“Akorn NJ”, and together with Akorn, each a “Borrower” and together the “Borrowers”), General Electric Capital Corporation (“GE Capital”), as agent for the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and GE Capital Markets, Inc. Pursuant to the Credit Agreement, among other things, the Lenders have agreed to extend loans to Borrowers under a revolving credit facility (including a letter of credit subfacility) up to an aggregate principal amount of $25,000,000 (the “Credit Facility”).
     At the election of the Borrowers, borrowings under the Credit Facility bear interest at a rate equal to either:
     (i) the Base Rate (defined as the highest of the Wall Street Journal prime rate, the federal funds rate plus 0.5% or LIBOR plus 1.0%), plus a margin equal to (x) 4% for the period commencing on the closing date through April 14, 2009, or (y) a percentage that ranges between 3.75% and 4.25% for the period after April 14, 2009, or
     (ii) LIBOR (or 2.75%, if LIBOR is less than 2.75%), plus a margin equal to (x) 5% for the period commencing on the closing date through April 14, 2009, or (y) a percentage that ranges between 4.75% and 5.25% for the period after April 14, 2009.
     Upon the occurrence of any event of default, the Borrowers shall pay interest equal to an additional 2.0% per annum. The Borrowers may prepay the loans under the Credit Facility at any time without penalty. The Borrowers are also required to apply (i) any funds from any sale of assets or stock or proceeds from loss of property equaling an amount greater than $100,000 in any fiscal year, and (ii) 50% of the funds from any issuance of stock or stock equivalents by Akorn or Akorn NJ, or 100% of the funds received from any issuance of debt securities, towards payment of any outstanding loans under the Credit Facility. The Borrowers shall also pay an unused commitment fee of 0.5% of the unused portion of the revolving loan facility. Outstanding letters of credit under the Credit Facility shall also be subject to a fee of LIBOR plus 4.75% to 5.75% of the average daily undrawn face amount of all outstanding letters of credit. Any reductions in the amount of the revolving loan commitments under the Credit Facility (“Revolving Loan Commitments”), or any termination of such Revolving Loan Commitments, shall result in a fee of 1% of the principal amount of the reduction in such Revolving Loan Commitments for the first six months of the Credit Facility and 0.5% for the six months thereafter.
     The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include, without limitation, restrictions on liens, indebtedness, disposition of assets, fundamental changes, loans and investments, transactions with affiliates and negative pledges. The financial covenants include fixed charge coverage ratio, minimum-EBITDA, minimum liquidity and capital expenditures. In addition, the obligations of the Borrowers under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, defaults relating to certain governmental enforcement actions, and a change of control default.
     The total aggregate principal amount of the Credit Facility may be increased up to $35,000,000, provided that certain conditions are met as specified in the Credit Agreement. The Credit Facility shall terminate, and all amounts outstanding thereunder shall be due and payable, on January 7, 2013, or on an earlier date as specified in the Credit Agreement.
     Also on January 7, 2009, in connection with the Credit Agreement, Akorn entered into a Guaranty and Security Agreement (“Guaranty and Security Agreement”) by and among the Borrowers, GE Capital, as agent for the Lenders and each other secured party thereunder. Pursuant to the Guaranty and Security Agreement, among other things, each Borrower has agreed to guarantee the obligations of the other Borrower under the Credit Agreement, and has granted a security interest to GE Capital, as agent for the Lenders, in the collateral described in the Guaranty and Security Agreement as security for the Credit Facility. The obligations of the Borrowers are secured by substantially all of the assets of the Borrowers, including pledges of the trademarks and patents held by Akorn, and Akorn’s ownership interests in Akorn NJ, but excludes Akorn’s ownership interest in Akorn-Strides, LLC and in certain licenses and other property in which assignments are prohibited by confidential provisions, as specified in the Credit Agreement. If Akorn creates or acquires a subsidiary, each such subsidiary is required to guarantee the obligations of the Borrowers under the Credit Agreement and to secure its guaranty by a pledge of its assets.
     In connection with the Credit Agreement, on January 7, 2009, Akorn also entered into a Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing by Akorn, in favor of GE Capital, as agent for the Lenders, relating to the real property owned by Akorn, located at 1222 W. Grand Avenue, Decatur, IL 62522, and a Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing by Akorn, in favor of GE Capital, as agent for the Lenders, relating to the real property owned by Akorn, located at 150 S. Wyckles Road, Decatur, IL 62522. The Mortgages grant a security interest in the 2 parcels of real property to GE Capital, as agent for the Lenders, as security for the Credit Facility.
     Also on January 7, 2009, in connection with the Credit Agreement, Akorn entered into a Subordination Agreement by and among The John N. Kapoor Trust dated September 20, 1989 (“Subordinated Lender”), the Borrowers and GE Capital, as agent for the Lenders. Pursuant to the Subordination Agreement, the Subordinated Lender and Borrowers have agreed that the debt of Borrowers pursuant to the Subordinated Promissory Note dated as of July 28, 2008, in the principal amount of $5,000,000.00 (“Subordinated Debt”) payable to Subordinated Lender is subordinated to the Credit Facility, except that so long as there is no event of default outstanding under the Credit Agreement, Borrowers may repay the Subordinated Debt in full so long as such repayment occurs on or before July 28, 2009.
     The Credit Facility will take the place of Akorn’s credit facility with Bank of America (formerly LaSalle Bank National Association), which expired on January 1, 2009 by its own terms.
     The descriptions of the Credit Agreement, the Guaranty and Security Agreement, the Mortgages, the Fee Letter and the Subordination Agreement herein are only summaries and are qualified in their entirety by the full text of such documents, which are filed as exhibits hereto and are incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Credit Agreement dated January 7, 2009, by and among Akorn, Inc., Akorn (New Jersey), Inc., General Electric Capital Corporation, GE Capital Markets, Inc. and the several financial institutions from time to time party to the Credit Agreement.

10.2	Guaranty and Security Agreement dated January 7, 2009, by and among Akorn, Inc., Akorn (New Jersey), Inc., and General Electric Capital Corporation, as agent for the lenders and each other secured party thereunder.

10.3	Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated January 7, 2009, by Akorn, Inc. in favor of General Electric Capital Corporation, as agent for the lenders.

10.4	Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated January 7, 2009, by Akorn, Inc. in favor of General Electric Capital Corporation, as agent for the lenders.

10.5	Subordination Agreement dated January 7, 2009, by and among Akorn, Inc., Akorn (New Jersey), Inc., The John N. Kapoor Trust dated September 20, 1989 and General Electric Capital Corporation, as agent for the lenders.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, future interest rates, the availability of credit under Akorn’s credit facilities and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Akorn’s business involving its products, the development and distribution of Akorn’s products and related services, economic and competitive factors, Akorn’s key strategic relationships, changes in regulations affecting Akorn’s business and other risks more fully described in Akorn’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Akorn assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: January 8, 2009